UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2013

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	0-26176 (Commission File Number)	88-0336997 (IRS Employer Identification No.)

9601 SOUTH MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)		80112 (Zip Code)

(303) 723-1000
(Registrant’s telephone number, including area code)

DISH DBS CORPORATION

(Exact name of registrant as specified in its charter)

COLORADO (State or other jurisdiction of incorporation)	333-31929 (Commission File Number)	84-1328967 (IRS Employer Identification No.)

9601 SOUTH MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)		80112 (Zip Code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 21, 2013, DISH Network Corporation (“DISH Network”) decided to abandon its efforts to acquire Sprint Nextel Corporation, and as a result, DISH DBS Corporation (the “Company”), an indirect wholly-owned subsidiary of DISH Network, gave notice to redeem all of its outstanding 5% Senior Notes due 2017 (the “2017 Notes”) and all of its outstanding 6.25% Senior Notes due 2023 (the “2023 Notes”), in a special mandatory redemption pursuant to the respective terms of (i) the indenture, dated as of May 28, 2013, among the Company, the guarantors named on the signature page thereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), relating to the 2017 Notes and (ii) the indenture, dated as of May 28, 2013, among the Company, the Guarantors and the Trustee, relating to the 2023 Notes.

The $1.25 billion aggregate principal amount of the 2017 Notes and the $1.35 billion aggregate principal amount of the 2023 Notes, issued by the Company on May 28, 2013, will be redeemed in full on June 24, 2013.  The redemption price for the 2017 Notes will be 100% of the aggregate principal amount of the 2017 Notes, plus accrued and unpaid interest from May 28, 2013 to, but excluding, June 24, 2013, and the redemption price for the 2023 Notes will be 101% of the aggregate principal amount of the 2023 Notes, plus accrued and unpaid interest from May 28, 2013 to, but excluding, June 24, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION DISH DBS CORPORATION

Date: June 21, 2013	By:	/s/ R. Stanton Dodge
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary